UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 20, 2007

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2007, the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) adopted amendments to certain of the Company’s equity incentive plans. The amendments clarified and reconfirmed that there can be no repricing of stock options or stock appreciation rights. Copies of the amendments to the equity incentive plans are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to this report and are incorporated herein by reference.

Item 8.01 Other Events.

On December 21, 2007, Pennsylvania Real Estate Investment Trust issued a press release announcing that its Board of Trustees had authorized a program to repurchase up to $100 million of the Company’s common shares. The program will be in effect from January 1, 2008 until December 31, 2009, subject to the Company’s authority to terminate the program earlier. A copy of the press release is attached as an exhibit to this report and incorporated herein by reference. Previously, in October 2005, the Company’s Board of Trustees had authorized a program to repurchase up to $100 million of the Company’s common shares until the end of 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 2 to 2003 Pennsylvania Real Estate Investment Trust Equity Incentive Plan

10.2	Amendment No. 2 to 1999 Pennsylvania Real Estate Investment Trust Equity Incentive Plan

10.3	Amendment No. 2 to 1998 PREIT-RUBIN, Inc. Stock Option Plan

10.4	Amendment No. 3 to Pennsylvania Real Estate Investment 1990 Stock Option Plan for Non-Employee Trustees

99.1	Press release dated December 21, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 28, 2007	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel

Exhibit Index

10.1	Amendment No. 2 to 2003 Pennsylvania Real Estate Investment Trust Equity Incentive Plan

10.2	Amendment No. 2 to 1999 Pennsylvania Real Estate Investment Trust Equity Incentive Plan

10.3	Amendment No. 2 to 1998 PREIT-RUBIN, Inc. Stock Option Plan

10.4	Amendment No. 3 to Pennsylvania Real Estate Investment 1990 Stock Option Plan for Non Employee Trustees

99.1	Press release dated December 21, 2007.